Investor Presentation 43rd Annual J.P. Morgan Healthcare Conference January 14, 2025

Disclaimers 2 Certain statements made in this presentation and in other written or oral statements made by us or on our behalf are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). These include statements relating to future actions, trends in our businesses, prospective services, new partner additions/expansions, our business outlook and future performance or financial results, and the closing of pending transactions and the outcome of contingencies, such as legal proceedings, and in particular, our expected +$100-105m improvement to Adjusted EBITDA as a result of Performance Suite negotiations; the expected impact on our results of sector-wide headwinds, including plan terminations and membership declines, and the pace of growth of oncology costs; our TAM and our ability to capitalize on the cross-sell opportunity and the significant running room for continue growth; our target of strong expansion in both T&S and PS solutions; the impacts of updated Performance Suite contracts and members moving to our T&S suite, including our expectations that certain new contract changes are expected to be Adjusted EBITDA accretive, with approximately $500m revenue impact expected in 2025; our long-term revenue and Adjusted EBITDA outlook; the expected contribution from T&S in 2025; our anticipated expanding gross margins into 2026 from increased process automation and efficiency gains ; our expectations for the adjusted Performance Suite going forward; our expected stabilization of medical costs; the statement that we are not focused on M&A in near-term; and our expectation to address 2025 convertible notes with new delayed draw term loans. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. These statements are only predictions based on our current expectations and projections about future events. Forward-looking statements involve risks and uncertainties that may cause actual results, level of activity, performance or achievements to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may cause actual results to vary materially, some of which are described within the forward-looking statements, include, among others: risks relating to our ability to efficiently integrate NIA and Machinify into our operations; the significant portion of revenue we derive from our largest partners, and the potential loss, non-renewal, termination or renegotiation of our relationship or contract with any significant partner, or multiple partners in the aggregate; our ability to terminate certain leases and recognize impairment charges in connection with our repositioning plan; evolution of the healthcare regulatory and political framework; uncertainty in the health care regulatory framework, including the potential impact of policy changes; our ability to offer new and innovative products and services and our ability to keep pace with industry standards, technology and our partners’ needs; risks related to completed and future acquisitions, investments, alliances and joint ventures, which could divert management resources, result in unanticipated costs or dilute our stockholders; the growth and success of our partners and certain revenues from our engagements, which are difficult to predict and are subject to factors outside of our control, including governmental funding reductions and other policy changes; our ability to accurately predict our exposure under performance-based contracts; risks relating to our ability to maintain profitability for our total cost of care and performance-based contracts and products, including capitation and risk-bearing contracts; our ability to effectively manage our growth and maintain an efficient cost structure, and to successfully implement cost cutting measures; changes in general economic conditions nationally and regionally in our markets, including increasing inflationary pressures and economic and business conditions and the impact thereof on the economy resulting from public health emergencies, epidemics, pandemics or contagious diseases; risks related to the failure of any bank in which we deposit our funds, which could reduce the amount of cash we have available to meet our cash commitments and make additional investments; our ability to recover the significant upfront costs in our partner relationships and develop our partner relationships over time; our ability to attract new partners and successfully capture new opportunities; the increasing number of risk-sharing arrangements we enter into with our partners could limit or negatively impact our profitability; our ability to estimate the size of our target markets for our services; our ability to maintain and enhance our reputation and brand recognition; consolidation in the health care industry; competition which could limit our ability to maintain or expand market share within our industry; risks related to audits by CMS and other governmental payers and actions, including whistleblower claims under the False Claims Act; our ability to partner with providers due to exclusivity provisions in our contracts in some of our partner and founder contracts; risks related to managing our offshore operations and cost reduction goals; our ability to contain health care costs, implement increases in premium rates on a timely basis, maintain adequate reserves for policy benefits or maintain cost effective provider agreements; our dependency on our key personnel, and our ability to attract, hire, integrate and retain key personnel; the impact of additional goodwill and intangible asset impairments on our results of operations; our indebtedness, our ability to service our indebtedness, and our ability to obtain additional financing on favorable terms or at all; our ability to achieve profitability in the future; the impact of litigation proceedings, government inquiries, reviews, audits or investigations; material weaknesses in the future may impact our ability to conclude that our internal control over financial reporting is not effective and we may be unable to produce timely and accurate financial statements; restrictions on the manner in which we access personal data and penalties as a result of privacy and data protection laws; liabilities and reputational risks related to our ability to safeguard the security and privacy of confidential data; data loss or corruption due to failures or errors in our systems and service disruptions at our data centers; adequate protection of our intellectual property, including trademarks; risks related to legal proceedings related to any alleged infringement, misappropriation or violation of third-party intellectual property rights; our use of “open source” software; our ability to protect the confidentiality of our trade secrets, know-how and other proprietary information; our reliance on third parties and licensed technologies; restrictions on our ability to use, disclose, de-identify or license data and to integrate third-party technologies; our reliance on Internet infrastructure, bandwidth providers, data center providers, other third parties and our own systems for providing services to our partners; our reliance on third-party vendors to host and maintain our technology platform; our obligations to make material payments to certain of our pre-IPO investors for certain tax benefits we may claim in the future; our ability to utilize benefits under the tax receivables agreement described herein; our obligations to make payments under the tax receivables agreement that may be accelerated or may exceed the tax benefits we realize; the terms of agreements between us and certain of our pre-IPO investors may contain different terms than comparable agreement we may enter into with unaffiliated third parties; the conditional conversion features of the 2025 Notes and the 2029 Notes (as defined below), which, if triggered, may adversely affect our financial condition and operating results; interest rate risk under the Credit Agreement (as defined below) and the terms of our Cumulative Series A Convertible Preferred Shares, par value $0.01 per share (“Series A Preferred Stock”); our debt following the NIA acquisition and our ability to meet our obligations; our ability to service our debt and pay dividends on our Series A Preferred Stock; the potential volatility of our Class A common stock price; the potential decline of our Class A common stock price if a substantial number of shares are sold or become available for sale, including those issuable upon conversion of our Series A Preferred Stock; our Series A Preferred Stock has rights, preferences and privileges that are not held by and are preferential to the rights of holders of our Class A common stock, and could in the future substantially dilute the ownership interest of holders of our Class A common stock; provisions in our certificate of incorporation and by-laws and provisions of Delaware law that discourage or prevent strategic transactions, including a takeover of us; the ability of certain of our investors to compete with us without restrictions; provisions in our certificate of incorporation which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees; and our intention not to pay cash dividends on our Class A common stock. The risks included here are not exhaustive. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Our Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Form 10-K") and other documents filed with the SEC include additional factors that could affect our businesses and financial performance. Moreover, we operate in a rapidly changing and competitive environment. New risk factors emerge from time to time, and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the effect of all risk factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward- looking statements as a prediction of actual results. In addition, we undertake no obligation to publicly update any forward-looking statements to reflect events or circumstances that occur after the date of this report except to the extent expressly required by law This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to purchase any securities of any nature whatsoever, and it may not be relied upon in connection with the purchase of securities. The contents of this presentation do not constitute legal, tax or business advice. Anyone reading this presentation should seek advice based on their particular circumstances from independent legal, tax and business advisors. Non-GAAP Measures and Other Data This presentation contains certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP"). Such measures should not be considered as alternatives to GAAP. Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found in the appendices included herein. Unless indicated otherwise, we based the information concerning our markets/industry contained herein on our general knowledge of and expectations concerning those markets/industry, on data from various industry analysis, on our own internal research, and on adjustments and assumptions that we believe to be reasonable. However, we have not independently verified data from market/industry analysis and cannot guarantee their accuracy or completeness. The information in this document is provided as at the date of this presentation and is subject to change without notice or liability to any person.

A unifying focus on better health outcomes

At Evolent, we bring a simple but powerful perspective to our work: We believe every person deserves the same quality of care we would want for our loved ones. Working across specialties and primary care, we seek to improve the care journey for members diagnosed with cancer, cardiovascular diseases, musculoskeletal disorders, and other conditions.

We are ~5,000 global employees, including approximately

350+	600	500	350	100
physicians	nurses	allied health professionals	engineers	six-sigma trained leaders

Dedicated to driving better outcomes

Members	Our Motivation	Better Treatment. Better Health.
Providers	Our Users	Less Friction. Connection to Specialists.
Health Plans & Risk Providers	Our Customers	Higher Quality. Lower Costs.

Serving Customers Across the Nation



National Plans
CENTENE
Humana
MOLINA HEALTHCARE
PREMERA
blue california
BlueCross BlueShield Nebraska
PRESBYTERIAN
Independent Health
Capital
Point32Health
EmblemHealth
Florida Blue

Select customer list for illustrative purposes.

3

Evolent is a differentiated platform for Specialty Condition Management • Specialty care is large unmet need in today’s healthcare landscape = Total Specialty $150B1 TAM for Evolent. • Evolent’s solutions seek to increase quality and lower costs for highly complex conditions, including cancer, cardiovascular disease, and musculoskeletal disorders. • Scaled platform covers approximately 41.4 million average unique members.2 • Less than 5% penetrated with existing clients = significant running room for continued growth. The Evolent investment case is rooted in three pillars supporting positive member outcomes Growth Profitability Capital Allocation 1. Evolent Health internal estimates based on Evolent specialties and total national health plan membership. 2. See Appendix for definition of Average Unique Members. Figure provided as of November 7, 2024. 3. Non-GAAP measure, see “Non-GAAP Financial Measures” for definition. 4 Attractive financial profile • Balanced product portfolio includes capitation-based (Performance Suite) and fee-based (Technology & Service Suite) solutions, creating multiple avenues for earnings growth. • Scaled business designed to drive attractive flow through of growth to earnings. Capital-Efficient Business • Strong conversion of Adjusted EBITDA3 to operating cash flow; Capex approximately 1 percent of revenue. • Disciplined capital allocation priorities.

Recent updates on near-term business headwinds and tailwinds1 Expected Company Specific Tailwinds Anticipated Sector-Wide Headwinds • Macro environment increasing demand for low-abrasion, clinical- focused specialty condition management. • Achieved high-end of Company expectations in the execution of customer Performance Suite negotiations: ✓ Achieved targeted improvement in Adjusted EBITDA, est. $100-105 impact fully signed and effective 1/1/2025, including $60M in annualized rate increases plus immediate migrations to T&S platform. ✓ Adjusting Performance Suite model with continued attractive value creation and lower volatility profile. About two-thirds of Specialty PS revenue includes adjusted features effective 1/1/2025 with additional negotiations still in process. • Successful on-time go live of 14 new Technology & Services markets in 2025 (all previously announced) and continued strong growth pipeline. • Managed care industry continues to navigate through generational dislocation between premiums and utilization (redeterminations in Medicaid, rates and v28 in MA, etc.). • 2025 brings possibility for significant membership declines as MA plans make changes to manage their profitability. Nearly 650 MAPD2 geographies or local markets across the country were terminated for 20253, including many local markets that were Evolent customers in 2024 – final outcome not yet known, but Evolent anticipates this factor to be a drag on Adjusted EBITDA in 2025. • Oncology costs continue to outpace historical averages. Nov. claims data suggests further acceleration. Evolent currently anticipates a 12% y/y cost increase in 2025 (after impact from PS solution on clinical costs) vs. historic annual expectations of 8%. 1. The Company’s estimates of potential headwinds and tailwinds are based upon estimates developed by the Company based on information available to the Company as of the date hereof. Facts and circumstances may change. Other factors will impact the company’s financial results, as well as the company’s outlook with respect to 2025 performance, which the Company expects to deliver on February 20, 2025. See disclaimer regarding forward-looking statements on slide 2 for additional information.” 2. MAPD = Medicare Advantage prescription drug plan. An MAPD plan is a Medicare Advantage plan that has prescription drug coverage. MAPD plans include Medicare parts A, B, and D benefits. 3. Milliman: https://www.milliman.com/en/insight/medicare-advantage-ma-pd-plans-2025 5

The opportunity in value-based specialty care

Large Specialty TAM with Low Penetration


$150B
Total Specialty TAM[1]

- $50B – Cross-Sell Opportunity[2]
- ~$2.5B – Q3 '24 Annualized Revenue [6]

Significant Customer Unmet Need

Premium Headwinds	Health plan customers facing challenging cycle of lower pricing, unfavorable risk adjustment changes, and membership dynamics → Specialty management is a key lever to drive performance.
Spiraling Costs	U.S. spend increased by >$50B for oncology, cardiology and MSK alone between 2015 and 2020.[3]
Uneven Quality	75% of low-value care comes from specialist physicians.[4]
Broken Experience	60% of Americans have said they have had a negative health care experience within the last three months.[5]

1. Evolent Health internal estimates based on Evolent and total national health plan membership.
2. Evolent Health internal estimates based on Evolent and total membership of existing clients.
3. Health Care | U.S. Bureau of Economic Analysis (BEA) (2020).
4. Fogler, S. et al. (2021). Pathways for Specialty Care Coordination and Integration in Population-Based Models.
5. Gordon, D. (2022). 60% Of Americans Have Had A Recent Bad Health Care Experience, New Survey Shows.
6. ~$2.5B is $621M of 3Q 2024 revenue times four.

6

Evolent platform overview Provider Alignment Clinical Decision Support Differentiated Member Journey Oncology Cardiology MSK Imaging, Genetics, Therapy Surgical Management Services Tailored to Stakeholders Configurable Technology Platform Actionable Analytics, Intuitive Interfaces, and Seamless Integration Robust Enabling Technology Chronic / PCP Deep Multi- Specialty Expertise Key Strategic Themes Automation to drive efficiency, provider/member satisfaction. Focus on value-based approach to drive quality up and manage cost (e.g., MD alignment, patient navigation, deep clinical differentiation). Breadth across multiple specialties allowing for platform sales and operations; Accretive M&A to accelerate leadership position and develop network effects. 2 31 Ability to accept and mange risk- based contracts or technology-based contracts. 7

1 Clinical Decision Support

ONCOLOGY EXAMPLE

Evolent's foundation to high-value condition management starts with precision ("Level 1") pathways

ROOTED IN CLINICAL EVIDENCE | **TUNED FOR THE PATIENT** | **COST TRANSPARENCY DRIVES SAVINGS**


Level 2 Pathways
National Guidelines
Physician Trade Organizations
Practicing Physicians
Advisory Board
$
Level 1 Precision Pathways

Anti-Cancer Regimens

Example Options

Approvable by Compendia	A	B	C	D	E	F	G	H	I
Efficacy		B	C		E		G	H	
Toxicity		B			E		G		
Optimal Value -Based Option(s)		B			E				

Average Cost Per Treatment[1]

$ Thousands


$68
$42
$14
$8
HER2 Positive Metastatic Breast Cancer
Metastatic Colon Cancer
Level 2
Level 1

1. 2023 Evolent analysis of claims data; 3rd line therapy in HER2 positive metastatic breast cancer comparison of margetuximab-cmkb 90-day cost vs trastuzumab 90-day cost; subsequent therapy of metastatic colon cancer comparison of ziv-aflibercept 90-day cost vs bevacizumab 90-day cost. Note: not inclusive of cost of chemotherapy, simply the drug alternatives within the regimens.

8

Evolent’s foundational decision support platform drives sustainable clinical behavior change with low network abrasion Optimizing the Requirements• Purpose-built, clinician-centric portal for decision support and reporting. • Algorithm-driven auto-approvals via portal to streamline care, including automated data extraction through natural language processing (NLP) and dynamic Q&A to minimize provider burden. • EMR integration with select platforms for interactive clinical guidance and approvals at point of care. • Appropriate use recommendations for medical procedures and drugs are embedded in provider workflows. • Unit cost savings opportunities automatically identified, implemented, and incented. • Customized risk management empowers providers to manage unique member comorbidity considerations throughout care. Clinical Decision Support TECH-ENABLED PLATFORM POINT OF CARE VALUE OPPORTUNITIES Immune Checkpoint Inhibitors (ICI) Appropriate Use Dose Rounding Guideline-Directed Medical Therapy Cardio-Oncology Toxicity Management Low Value Regimen Avoidance EXAMPLE INITIATIVES 1 9

2 Provider Alignment

ONCOLOGY EXAMPLE

The Evolent performance model promotes physician engagement and support to optimize care outcomes and costs

PEER-TO-PEER ENGAGEMENT

- **Subspecialty-matched peer-to-peer (P2P) outreach** grounded in relevant latest evidence on clinical and member impact (e.g., QoL, financial toxicity).

PROVIDER EDUCATION

- **Knowledge sharing**
- **Provider performance scorecards**

ALTERNATIVE PAYMENT MODELS

- **Case rate programs, inverted fee schedules, and other APMs** align provider compensation with best evidence and remove adverse "buy & bill" incentives.

OUTCOME OF TREATMENT PLANS[1] → **OUTCOME OF INTERVENTIONS[2]**


RAD
Modified or Withdrawn Request
Approved Request
2.5%
13%
85%
3%
58%
38%
Higher Quality, Higher Cost
Higher Quality, Same Cost
Same or Higher Quality, Lower Cost

81%
Oncologists who change their mind after Peer-to-Peer engagement

100%
Interventions resulting in same or higher quality treatment plan

84%
Providers who are satisfied or extremely satisfied with Evolent[3]

1. Treatment plans that are not approved receive an "Intervention," and require a provider follow-up action. If a provider submits a treatment plan after their initial follow-up that is ultimately not approved, it receives a "RAD," or Recommended Adverse Determination. Withdrawn requests, modified requests, and RADs are all "Intervention" categories.
2. 2022 Evolent medical and radiation oncology prior authorization requests.
3. 2022 Evolent Provider Satisfaction Survey Results.

NOTE: "Higher Quality" refers in these cases to clinical evidence and/or Evolent alternative level one pathway.

10

Clinically-trained care navigation professionals drive member engagement programs designed to benefit members Member Journey Care Navigation • Member education (e.g., health system navigation) • Care coordination (e.g., appt reminders) • Symptom management support • Site of care optimization • ED utilization reduction • Member satisfaction Advance Care Planning • Motivational Interviewing • Goal Setting • Referrals to palliative care and hospice • Inpatient care reduction when aligned with member goals • Member satisfaction Evolent Navigators Licensed social workers and clinicians who engage members via phone and internet Member Journey Member Program Navigator Intervention Value Drivers 3 11

• Baseline echo was performed before treatment, in alignment with best practices • Oncologist thanked the reviewer for being a “second pair of eyes” • Patient’s oncologist realized that an echocardiogram was not done • Evolent reviewer educated oncologist on: ✓ Value of baseline echo ✓ Need for regular EF assessment every 3 months ✓ Consideration of alternative drug that was less cardio toxic ✓ Potential cardiology consult Improving care through peer-to-peer conversations • 52 y/o female with newly diagnosed aggressive breast cancer • Oncologist wanted to start a chemotherapy regimen prior to surgical resection and radiation • One of the drugs has potentially cardiotoxic side effect • Past medical history: hypertension and diabetes • Family history: father with coronary artery disease • Auth request for doxorubicin, cyclophosphamide, and trastuzumab Scenario • Evolent reviewer noted that a baseline echocardiogram was not done • The reviewer reached out for a peer-to-peer Determination Peer-to-Peer Outcome 12

Evolent specialty condition management revenue models comparison

Note: historical data as reported for the quarter ended September 30, 2024. Margin target % and PMPM as previously disclosed in investor materials, most recently on June 4, 2024.	Specialty Technology & Services Suite	Specialty Performance Suite
Average lives on platform	74.2 million	6.9 million
Average per member per month (PMPM) fee	$0.38	$20.97
Target mature flow-through margin %[1]	~50%+	12-18% (year 3+)
Target mature flow through margin PMPM ($)[1]	~$0.20	~$2.00-$3.00
Recent revenue growth rate in product type[2]	~15%	~22%
Clinical value creation opportunity for plans & Evolent	material	maximum
Medical expense risk	No	Yes

We seek a balance between these mutually reinforcing revenue models

1. See Appendix for descriptions of target mature flow-through margin % and target mature flow-through margin PMPM.
2. Analysis shows product revenue CAGR between Q2 2023 and Q3 2024 adjusting for the following impacts of Medicaid redeterminations and other one-time items for comparability: ~$4M for Specialty Technology and Services Suite and ~$79M for Performance Suite. As reported, product revenue CAGR between Q2 2023 and Q3 2024 was 9% and ~44%, respectively. The company estimates that Q3 2024 is fully inclusive of the impact of Medicaid redeterminations for revenue.

Note: see appendix for definitions of Average lives on platform and average per member per month ("PMPM") fee.

13

Performance Suite:
Key contract changes secured

Goals established Nov 2024:

Progress as of Jan 2025:

1 **Increase reimbursement rates to cover higher incidence and medical costs:**

- Targeted $100M in annualized rate and earnings increases effective 1/1/25 across 1.4 million Performance Suite product members (of 7 million total)

Progress:

- **~600,000 members moving to T&S suite effective 1/1/2025** (partner commitment to commence discussions to re-enter PS risk upon population stabilization), eliminating need for ~$40M of the $100M of annualized rate and earnings increases previously targeted for 2025. This change is expected to be Adjusted EBITDA accretive, with approximately ~$500M y/y expected revenue impact vs. 2024.
- **Remaining annualized rate increases of $60-65M fully contracted as of today**, with final outcome based on claims runout from Q4 (i.e., higher 2024 expense can result in higher 2025 revenue, and vice-versa).

2 **Evolve Performance Suite** structure to limit downside risk in light of significant increase in utilization

Progress:

- Migrating to adjusted construct with narrower corridors, with two-thirds of expected Specialty PS revenue covered by adjusted features effective 1/1/25.

Negotiations complete with two contracts signed and third in process

✓ **100% Client Retention Through Negotiations**

✓ **Reduced Volatility Effective January 2025**

14

Adjusting the features of our Performance Suite product

Performance Suite Models	Traditional	Adjusted
Total value creation opportunity to health plan and Evolent	20%+	**20%+**
Target mature margin	12-18%	**Modestly lower, e.g., ~10%**
Mature margin timing	36+ months	**18-24 months**
Rate updates for uncontrollable factors	Negotiated	**Mechanical Annual Updates**
Hard caps on EVH losses	Limited	**Yes + Narrowed**
Growth outlook	**X**	**↑↑↑**

- ✓ Evolution in model modestly reduces long-term mature margin expectation in exchange for mechanical, annual updates, and hard caps on EVH losses
- ✓ Model updates designed to maintain upside for EVH and for Health Plan customers while lowering potential volatility

Contracting efforts since November result in more than two-thirds of Specialty PS revenue covered by all adjusted features effective 1/1/25

15

Sizing near-term expected headwinds and tailwinds[1] to 2025 Adjusted EBITDA

Expected EVH Specific Tailwinds | **Anticipated Sector-Wide Headwinds**



~$100-105MM
($25MM)
($20MM)

Achieved targeted $100M in expected earnings improvement from PS negotiations, fully contracted.

Estimate of potential impact from outsized increase in annual oncology costs (e.g., 12% y/y vs. 8% typical.

Estimate of potential impact membership headwind from customer plan shutdowns.

Strong performance and execution regarding company – specific factors (i.e., rate increases and contracts).
Will deliver 2025 outlook along with Q4 2024 results on February 20, 2025.

1. The Company's estimates of potential headwinds and tailwinds are based upon estimates developed by the Company based on information available to the Company as of the date hereof. Facts and circumstances may change. Other factors will impact the company's financial results, as well as the company's outlook with respect to 2025 performance, which the Company expects to deliver on February 20, 2025. See disclaimer regarding forward-looking statements on slide 2 or additional information.

16

Reiterating Long-Term Outlook
Full 2025 outlook to be disclosed on February 20[1], 2025

Organic Growth

- ✓ Continued balanced approach to growth – targeting strong expansion in both Specialty Technology & Services (T&S) and Performance Suite (PS) solutions.
- ✓ **Long term target: maintain prior 15%+ annual revenue outlook.**[2]

Profitability

- ✓ Technology & Services: Expect >80% Adjusted EBITDA contribution from T&S in 2025, anticipating expanding gross margins into 2026 from increased process automation and efficiency gains.
- ✓ Adjusted Performance Suite going forward:
  - ✓ Continued commitment to risk model with narrowed corridors
  - ✓ Currently forecasting oncology expenses after management to increase by 12% for 2025, compared to historical expectations of ~8%
  - ✓ Reworked contracts and logo retention demonstrate strength of platform
  - ✓ Expect stabilization of medical costs.
- ✓ **Long term target: maintain prior annual 20% Adjusted EBITDA growth off 2025 base.**

Disciplined Capital Allocation

- ✓ No change in capital priorities, but not focused on M&A in near-term.
- ✓ Strong liquidity position.
- ✓ Expect to address 2025 convertible notes with new Delayed-Draw Term Loans – no other maturities until 2028.
- ✓ Board to continue to evaluate all options to drive shareholder value.

1. Evolent plans to release its fourth quarter 2024 earnings on this date. A press release with webcast details will be published shortly.
2. Except as driven by any one-time or temporary shifts from Performance Suite to Technology & Services (e.g., a conversion from PS to T&S could cause total rate to be below 15% in a given year)

17

We bring a simple but powerful perspective to our work: We believe every person deserves the same quality of care we would want for our loved ones. Working across specialties and primary care, we seek to improve the care journey for members diagnosed with cancer, cardiovascular diseases, musculoskeletal disorders, and other conditions.

Appendix 19

Appendix: full member journey oncology example

CONTEXT

Multiple NCCN-approvable drugs with clear data on clinical inferiority versus alternate regimens

	TOPOTECAN	LURBINECTEDIN
Median overall survival, months	8	9
Median progression-free survival, months	4	3.5
Objective remission rate %	30	30
QUARTERLY COST	**$620**	**$42,800**

OUR APPOACH

Decision support platform explicitly flags low-value treatment Lurbinectedin as non-preferred →

White paper published on insufficient clinical data to support Lurbinectedin over topotecan; **educated practice clinical staff via Oncology Evidence Collaborative** →

All physicians who still insist on requesting low-value treatment Lurbinectedin **engaged in specialist-matched peer-to-peer call** →

Loss aversion alignment model in place such that use of low-value treatment Lurbinectedin triggers a "withdrawal" from bonus pool →

Utilization of low-value regimens is a key metric on specialist **scorecard distributed to PCPs/MSOs for use in referral selection**

RESULTS[1]

IMPROVED CLINICAL QUALITY
Increased L1 pathway utilization

Equivalent efficacy

+

DECREASE IN COST
Saved health plan and member >$42K per quarter per member switched

KEY

- Technology
- Alignment
- Education
- Influence
- Scorecards

1. Evolent analysis of client claims data.

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Non-GAAP Financial Measures In addition to disclosing financial results that are determined in accordance with GAAP, we present and discuss certain non-GAAP financial measures, as supplemental measures to help investors evaluate our fundamental operational performance. Adjusted EBITDA is defined as net loss attributable to common shareholders of Evolent Health, Inc. before interest income, interest expense, benefit from (provision for) income taxes, depreciation and amortization expenses, adjusted to exclude impairment of equity method investments, gain on transfer of membership, change in the tax receivable agreement liability, loss on repayment/extinguishment of debt, net, goodwill impairment, gain from equity method investees, change in fair value of contingent consideration, other income (expense), loss on disposal of non-strategic assets, right-of-use assets impairment, repositioning costs, stock-based compensation expense, severance costs, amortization of contract cost assets, strategy and shareholder advisory services, dividends and accretion on Series A Preferred Stock, acquisition-related costs and loss from discontinued operations. Acquisition-related costs include but are not limited to integration consultants, investor outreach services, external valuation and accounting advisory services, legal fees, dedicated integration employee salaries, bonuses, expenses and related payroll taxes, and transaction bonuses paid to certain employees. Management believes that Adjusted EBITDA is useful to investors because it allows further insight into the period over period operational performance. Management uses Adjusted EBITDA as a supplemental performance measure because the removal of acquisition-related costs, severance or non-cash items (e.g. depreciation, amortization and stock-based compensation expenses) allows us to focus on operational performance. These adjusted measures do not represent and should not be considered as alternatives to GAAP measurements, and our calculations thereof may not be comparable to similarly entitled measures reported by other companies. A reconciliation of these adjusted measures to their most comparable GAAP financial measures is presented in the tables below. We believe these measures are useful across time in evaluating our fundamental core operating performance. 21

How we calculate product type: PMPM, lives, cases, target mature-flow through margin % and $(PMPM) and new revenue agreements Performance Suite Lives on Platform are calculated by summing monthly members covered for specialty care services for contracts not under ASO arrangements, plus members managed by Complex Care in risk arrangements and divided by the number of months in the period. Specialty Technology and Services Suite Lives on Platform are calculated by summing monthly members covered for oncology, cardiology, musculoskeletal, advanced imaging and other diagnostics specialty care services for contracts under ASO arrangements divided by the number of months in the period. Administrative Services Lives on Platform are calculated by summing monthly members covered for administrative services implementation and core performance services divided by the number of months in the period. Cases are calculated by summing the number of individuals receiving services through our surgery management and advanced care planning programs in a given period. Members covered for more than one category are counted in each category. Performance Suite Average PMPM fee is defined as revenue pertaining to our Performance Suite during the period reported divided by Performance Suite Lives on Platform for the period divided by the number of months in the period. Specialty Technology and Services Suite Average PMPM fee is defined as revenue pertaining to the Specialty Technology and Services Suite during the period reported divided by Specialty Technology and Services Suite Lives on Platform for the period divided by the number of months in the period. Administrative Services Average PMPM fee is defined as revenue pertaining to the Administrative Services during the period reported divided by the Administrative Services Lives on Platform for the period divided by the number of months in the period. Revenue per Case is calculated by the revenue pertaining to surgery management and advanced care planning programs divided by the number of cases for a given period. Average Unique Members are calculated by summing members covered by our Performance Suite, Specialty Technology and Services Suite and Administrative Services. In cases where clients cross between multiple products, we only capture members from the product with the maximum number of members. Target mature-flow through margin % and $(PMPM) represents the approximate percentage of incremental revenue dollars in aggregate or on a unit PMPM basis, respectively, that flows directly to Company GAAP gross margin. Management uses Lives on Platform, PMPM fees, Cases, Revenue per Case and Average Unique Members and target mature flow-through margin % and (PMPM)$ because we believe that they provide insight into the unit economics of our services. We believe that these measures are also useful to investors because they allow further insight into the period over period operational performance. Beginning with the first quarter of 2024, Evolent began reporting the number of new revenue agreements signed for Performance Suite, Specialty Technology and Services Suite, Administrative Services and Case-based products. A new revenue agreement includes incremental revenue to the Company reflecting contracts for services to both new partner entities, corporations or health plans as well as additional sales to existing partners. New revenue agreements may include incremental services, geographic, or line of business expansions or a combination thereof. The conversion of Specialty Technology and Services Suite contracts to Performance Suite are also included in this definition. The company does not count renewals for existing scope, growth of membership within an existing contract scope or transaction related purchase agreements, if applicable, in this metric. 22